SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 21, 2007

COATES INTERNATIONAL, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-33155	22-2925432
(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road
Wall Township, New Jersey 07719
(Address of principal executive offices)
(732) 449-7717
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 21, 2007, the Company entered into a placement agent agreement with Stonegate Securities, Inc. (“Stonegate”) to act as its placement agent.  The agreement is for an initial ninety (90) day period in which Stonegate shall be the Company’s exclusive placement agent (“Exclusivity Period”) and thereafter the agreement shall be non-exclusive until cancelled by either party on ten (10) days written notice.  During the Exclusivity Period, Stonegate has the exclusive right to identify for the Company prospective purchasers in one or more placements of debt and/or equity securities to be issued by the Company, the type and dollar amount being as mutually agreed to by the Parties (the “Securities”).  After the Exclusivity Period, as the non-exclusive placement agent to the Company, Stonegate will have the non-exclusive right during the Contract Period to identify for the Company prospective Purchasers in one or more Placements of Securities, the type and dollar amount being as mutually agreed to by the Parties.

As compensation for services rendered by Stonegate in connection with the Placements, the Company agrees to pay Stonegate a fee of eight percent (8%) of the gross proceeds from the sale of Securities in the Placements.  Except during the Exclusivity Period, or any extension of same, no fees shall be due and payable in connection with sales of Securities in the Placement to investors not introduced to the Company by Stonegate or by a direct or indirect party previously introduced to the Company as a result of the efforts of Stonegate. As compensation for its initial due diligence efforts, the Company shall deliver to Stonegate (or Stonegate’s designee) 200,000 fully paid non-assessable restricted shares of common stock of the Company.

Upon closing of the Placement, the Company agrees to issue to Stonegate restricted shares of common stock of the Company in an amount that is equal to two percent (2%) of the total number of shares of common stock sold, and/or in the event of a sale of convertible securities, the number of shares of common stock that would be potentially received upon a conversion of any convertible securities sold in the Placement.  Such number of shares to be issued to Stonegate shall be reduced by the 200,000 shares set forth above.

The Company shall also reimburse Stonegate for reasonable, actual out-of-pocket expenses incurred by Stonegate, provided, however, that such amount in total shall not exceed one percent (1%) of the gross proceeds of securities placed pursuant to this Placement Agreement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b)	Exhibits

Exhibit No.	Description
10.1	Placement Agent Agreement Dated December 21, 2007 between Coates International, Ltd. and Stonegate Securities, Inc.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

January 3, 2007	By:	/s/ George J. Coates

President and Chief Executive Officer

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